Press Release

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

Bill Barrett Corporation Provides Commodity Price and Derivatives Update and Schedules Fourth Quarter 2017 and Year-End 2017 Financial Results Conference Call

DENVER - February 7, 2018 - Bill Barrett Corporation (the “Company”) (NYSE: BBG) today provided an update on certain fourth quarter of 2017 items, including commodity price and derivatives data and the weighted average basic and diluted shares outstanding. The Company also announced that it will host a conference call on Wednesday, February 28, 2018, to discuss its fourth quarter 2017 financial and operating results.

For the fourth quarter of 2017, West Texas Intermediate (“WTI”) oil prices averaged $55.40 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $2.60 per MMBtu and NYMEX natural gas prices averaged $2.93 per MMBtu. The Company had derivative commodity swaps that settled in the fourth quarter of 2017 for 8,125 barrels of oil per day tied to WTI pricing at $57.69 per barrel, 10,000 MMBtu of natural gas per day tied to NWPL regional pricing at $2.96 per MMBtu and no hedges in place for NGLs.

Based on preliminary unaudited results, the Company expects to realize a cash commodity derivative gain of $2.0 million in the fourth quarter due to positive derivative positions. The Company expects its fourth quarter commodity price differentials to benchmark pricing - before commodity derivative gains and taking into account delivery location and quality adjustments - to average approximately: WTI less $2.44 per barrel for oil and NWPL less $0.28 per thousand cubic feet (“Mcf”) for natural gas. The Denver-Julesburg Basin oil price differential averaged WTI less $2.51 per barrel in the quarter. NGL prices averaged approximately 44% of the WTI price per barrel of oil during the quarter.

The following table summarizes the Company’s hedge position as of February 7, 2018:

	Oil (WTI)		Natural Gas (NWPL)

Period	Volume Bbls/d	Price $/Bbl	Volume MMBtu/d	Price $/MMBtu
1Q18	9,250	52.99	5,000	2.68
2Q18	10,000	53.28	5,000	2.68
3Q18	10,500	53.92	5,000	2.68
4Q18 1Q19 2Q19 3Q19 4Q19	10,500 5,750 5,750 4,750 4,750	53.92 54.25 54.25 54.07 54.07	5,000	2.68

Realized sales prices will reflect basis differentials from the index prices to the sales location.

The Company estimates that the weighted average common basic and diluted shares for the fourth quarter will be approximately 83.1 million.

The Company plans to issue its fourth quarter 2017 financial and operating results press release after the market close on Tuesday, February 27, 2018. The Company will host a conference call on Wednesday, February 28, 2018, to discuss the results. The call is scheduled at 10:00 a.m. Eastern time (8:00 a.m. Mountain time). Please join the webcast conference call live at www.billbarrettcorp.com, accessible from the Investor Relations page. To join by telephone, call 855-760-8152 (631-485-4979 international callers) with passcode 9658234. A replay of the call will be available through March 7, 2018, at 855-859-2056 (404-537-3406 international) with passcode 9658234.

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, forecast, guidance, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, preliminary estimates of fourth quarter commodity derivative gains, commodity price differentials and outstanding shares.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. Risks also include potential differences between expected reported results and actual reported results after the Company’s financial statements and related reviews are finalized. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.